Exhibit 99.1

EASTLAKE
SECURITIES, INC.

INVESTMENT BANKING

July 3, 2002

Mr. Bruce Weaver, President
Quality Products, Inc.
560 W. Nationwide Blvd.
Columbus, Ohio 43215

Dear Bruce,

        Effective immediately, I am resigning as a Director of Quality Products, Inc.

Very truly yours,
/s/ MURRAY KOPPELMAN Murray Koppelman

/nkk

575 LEXINGTON AVENUE NEW YORK, NY 10022-6102
TEL:	(212) 350-4660
FAX:	(212) 350-4560 (800) 632-4448

EMAIL: Murraythek@aol.com